LETTER OF CREDIT CONTINGENT NOTE

THIS LETTER OF CREDIT CONTINGENT NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$1,825,000 May 23, 2007

Principal Amount

CONVERTED ORGANICS INC.
LETTER OF CREDIT CONTINGENT NOTE

FOR VALUE RECEIVED, CONVERTED ORGANICS INC., a Delaware corporation, (“Borrower” or “COIN”) promises to pay to the order of David A, Rapaport as agent (“Agent”) for the beneficial owners listed on Schedule I hereto (“Lenders”) the principal amount of up to $1,825,000, together with interest on the unpaid principal amount at the rate of 12% per annum based on a 360-day year, all upon the terms set forth below. Interest shall be payable on the last business day of each quarter beginning on March 31, 2008. High Capital Funding, LLC (“HCF”), one of the Lenders, has named the Borrower as beneficiary of a letter of credit in the amount of $1,825,000 (the “LOC”), which was issued to the Borrower in accordance with the terms of a letter of credit agreement between the Borrower and HCF dated as May 9, 2007 (the “Letter of Credit Agreement” or “LOC Agreement”). This note (the “Letter of Credit Contingent Note” or the “LOC Note”) is subject to the terms and conditions of the Letter of Credit Agreement. The amount of the drawdown under the LOC shall be deemed to be a borrowing under this LOC Note and shall be recorded by the Agent in the columns headed “Amount of LOC Drawdown” and “Remaining Principal Outstanding” on the record (the “Grid”) attached hereto as Schedule II and forming a part of this LOC Note. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Letter of Credit Agreement. This LOC Note shall be deemed null and void in the event there has been no drawdown under the LOC prior to its expiration at 6:00 PM PST March 17, 2008.

1. Computation of Principal Balance: The Agent shall and is hereby unconditionally and absolutely authorized and directed by the Borrower to record on the Grid: (a) the date and amount of the drawdown under the LOC, and the resulting increase in the Remaining Principal Outstanding; and (b) the date and amount of each repayment on account of the interest and principal made to the Agent hereunder, and the resulting decrease of the Remaining Principal Outstanding. The Agent shall provide a copy of the Grid to the Borrower promptly following the making of any entry on the Grid. Borrower shall have five business days following receipt of a copy of the Grid to make any objection in writing to the Agent regarding the most recent entry on the Grid. After such five business day period such entry shall be conclusively deemed to be correct.

2. Maturity. Except as otherwise provided herein, the principal hereunder shall become due and payable in full one year after the LOC Drawdown (“Original Maturity Date”). After the Original Maturity Date, this LOC Note shall bear interest at 18% per annum.

3. Extension of Maturity Date. If the LOC Note is not paid by the Original Maturity Date it shall be automatically extended for one month, a maximum of twelve times, in which case COIN shall issue to the Lenders and deliver to the Agent an additional number of shares of its common stock (“Extension Shares”) equal to 8 1/3 % of the then Remaining Principal Outstanding of the LOC Note divided by the average of the closing bid price of the common stock on NASDAQ (or subsequent trading market) for the five trading days immediately preceding each Maturity Date extension. Extension Shares shall be delivered to Agent within ten days of each such Maturity Date extension.

4. Method of Payment. Agent shall provide Borrower with appropriate wire instructions for payment of LOC Note principal and interest and Borrower shall make payment by wire transfer of same day funds. Any partial payment shall be applied first to accrued and unpaid interest and thereafter to a reduction of principal.

5. Prepayment. Borrower may prepay any or all amounts due under this LOC Note at any time without penalty.

6. Default. In the event of an occurrence of any event of default specified below, the principal of, and all accrued and unpaid interest on, this LOC Note shall become immediately due and payable without notice, except as specified below:

a.	Borrower fails to make any payment hereunder when due.

b.	Any defined event of default occurs under the bond indenture by and among the Borrower’s wholly-owned subsidiary, Converted Organics of Woodbridge, LLC, the NJ EDA, and OppenheimerFunds, Inc. dated February 16, 2007 for the issuance and sale of $17,500,000 of NJ EDA Solid Waste Revenue Bonds (the “Bonds”), or the Corporate Guaranty of Borrower dated February 16, 2007 relating to the Bonds, which event of default has not been cured or waived within five business days following such occurrence.

c.	Borrower files a petition to take advantage of any insolvency act; makes an assignment for the benefit of its creditors; commences a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state.

d.	A court of competent jurisdiction enters an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or of the whole or any substantial part of its properties, or approves a petition filed against Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the Untied States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction assumes custody or control of Borrower or of the whole or any substantial part of its properties; or there is commenced against Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty days; or if Borrower by any act indicates its consent to or approval of any such proceeding or petition.

7. Successors and Assigns. This LOC Note is transferable and assignable by any Lender or any subsequent permitted assignee (“Holder”) subject to the requirement that any such assignment or transfer be, in the opinion of Borrower’s counsel, in compliance with applicable federal and state securities laws. All covenants, agreements and undertakings in this LOC Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

8. Notices. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon delivery in person or by overnight courier, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number or email as indicated below, or (iii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Agent:	David A. Rapaport, EVP & GC

333 Sandy Springs Circle, Suite 230

	Atlanta, GA 30328 Tel: Fax:	(404) 257-9150 (404) 257-9125

Email: drapaport@highcapus.com

To Borrower:	Edward J. Gildea, CEO
Converted Organics Inc.
7A Commercial Wharf West
Boston, MA 02210
	Tel:	(617) 624-0111
	Fax:	(617) 624-0333
	Email:	egildea@convertedorganics.com

Either party may change by notice the address to which notices to that party are to be addressed.

9. Waiver/Amendment. Borrower hereby waives presentment for payment, demand, protest and notice of protest for nonpayment of this LOC Note and consents to any extension or postponement of the time of payment or any other indulgence. This LOC Note may only be amended or modified by written agreement signed by Borrower and Agent.

10. Expenses. In any action for breach of this LOC Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action. In addition, Holder shall be entitled to recover from Borrower all reasonable costs of collection, including without limitation, legal fees and expenses incurred in any bankruptcy and/or state insolvency proceeding.

11. Choice of Law. This LOC Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware. The parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Note will be in any federal or state court in Wilmington, Delaware having subject matter jurisdiction, and the parties hereby submit to the jurisdiction of that Court.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS NOTE, EACH PARTY HEREBY (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF WILMINGTON, STATE OF DELAWARE, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS NOTE WILL BE DEEMED TO PRECLUDE THE LENDER FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER JURISDICTION.

12. Contingent Nature of LOC Note. This LOC Note is contingent on Borrower making a drawdown under the LOC and shall become null and void at the undrawdown LOC expiration at 6:00 PM PST February 25, 2008, or the earlier cancellation of the LOC by the Borrower (beneficiary) prior to any drawdown.

IN WITNESS WHEREOF, this LOC Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of Borrower.

CONVERTED ORGANICS INC.

By:

Edward J. Gildea, CEO

SCHEDULE I

Converted Organics Inc.

May 23, 2007 Letter of Credit Contingent Note

List of Beneficial Owners

Name	Address	Principal Amount	Percent of Principal

SCHEDULE II

Converted Organics Inc.

May 23, 2007 Letter of Credit Contingent Note

Interest and Principal Grid

	Amount of LOC				Remaining Principal
Date	Drawdown	Amount of Payment	Interest Paid	Principal Paid	Outstanding
	$	$	$	$	$